MILLENNIUM CHEMICALS INC.
 COMPUTATION OF PER SHARE EARNINGS                                 EXHIBIT 11.1


                                                                            Weighted
                                                                Shares      Average      Earnings
 Basic                                                        Outstanding  # of Shares   Per Share
                                                              ----------------------------------------
 Shares of Common Stock outstanding at December 31, 1997       75,099,648   75,099,648
                                                              ===========================



 Shares of Common Stock outstanding at March 31, 1998          75,099,648   75,099,648
                                                              ===========================


            Income from continuing operations                                             46,000,000
                                                                                         -------------
            Weighted average shares outstanding                                           75,099,648
            Basic earnings per share                                                         0.61

            Net income                                                                    50,000,000
                                                                                         -------------
            Weighted average shares outstanding                                           75,099,648
            Basic earnings per share                                                         0.67

 Shares of Common Stock outstanding at December 31, 1998        75,170,692    75,170,692

            January, 1999 share repurchases                        (82,800)      (82,800)
            February, 1999 share repurchases                    (1,240,300)     (826,866)
            March, 1999 share repurchases                       (1,449,500)     (483,166)
                                                              ---------------------------

 Shares of Common Stock outstanding at March 31, 1999           72,398,092    73,777,860
                                                              ===========================


            Income from continuing operations                                               9,000,000
                                                                                         -------------
            Weighted average shares outstanding                                            73,777,860
            Basic earnings per share                                                             0.12

            Net income                                                                      9,000,000
                                                                                         -------------
            Weighted average shares outstanding                                            73,777,860
            Basic earnings per share                                                             0.12



 Diluted

 Shares of Common Stock outstanding at December 31, 1997        75,099,648    75,099,648

            Options                                                403,000       112,665
            Time-vested restricted stock                           614,327       114,685
                                                              ---------------------------

 Shares of Common Stock and Common Stock equivalents
   at March 31, 1998                                            76,116,975    75,326,998
                                                              ===========================


            Income from continuing operations                                              46,000,000
                                                                                         -------------
            Weighted average shares outstanding                                            75,326,998
            Basic earnings per share                                                             0.61

            Net income                                                                     50,000,000
                                                                                         -------------
            Weighted average shares outstanding                                            75,326,998
            Basic earnings per share                                                             0.66


 Shares of Common Stock outstanding at December 31, 1998        75,170,692    75,170,692

            January, 1999 share repurchases                        (82,800)      (82,800)
            February, 1999 share repurchases                    (1,240,300)     (826,866)
            March, 1999 share repurchases                       (1,449,500)     (483,166)
            Options                                                502,000           140
            Time-vested restricted stock                           614,327       290,828
            Performance-based restricted stock                   1,842,982        59,775
                                                              ---------------------------

 Shares of Common Stock and Common Stock equivalents
   at March 31, 1999                                            75,357,401    74,128,603
                                                              ===========================


            Income from continuing operations                                               9,000,000
                                                                                         -------------
            Weighted average shares outstanding                                            74,128,603
            Basic earnings per share                                                             0.12

            Net income                                                                      9,000,000
                                                                                         -------------
            Weighted average shares outstanding                                            74,128,603
            Basic earnings per share                                                             0.12
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